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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                          CONTINENTAL NATURAL GAS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   OKLAHOMA                                               73-1198957
(STATE OR OTHER JURISDICTION OF INCORPORATION) (IRS EMPLOYER IDENTIFICATION NO.)

1437 S. BOULDER, SUITE 1250, TULSA, OKLAHOMA              74119
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)



                          CONTINENTAL NATURAL GAS, INC.
                                 1997 STOCK PLAN
                            (FULL TITLE OF THE PLAN)


                                 GARRY D. SMITH
                           VICE PRESIDENT - CONTROLLER
                           1437 S. BOULDER, SUITE 1250
                              TULSA, OKLAHOMA 74119
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                   OFFICE: (918) 582-4700 FAX: (918) 560-4900



                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES         AMOUNT TO BE       PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
TO BE REGISTERED             REGISTERED     OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------

COMMON STOCK, PAR VALUE
$0.01 PER SHARE                250,000                *                      $2,937,500             $891

     * ESTIMATED IN ACCORDANCE WITH RULE 457(C), SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE. NONE OF THE SHARES HAVE BEEN AWARDED, AND THE SHARES ARE BEING REGISTERED BASED UPON THE AVERAGE OF THE BID AND ASKED PRICE OF THE SHARES OF THAT CLASS ON THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATION SYSTEM ON DECEMBER 18, 1997, $11.75 PER SHARE ($2,937,500 IN THE AGGREGATE).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Continental Natural Gas, Inc. 1997 Stock Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and exchange Commission (the "Commission) under the Securities Act of 1933, as amended (the "Securities Act").

Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 Part II hereof) a prospectus (the "Prospectus") that meets the requirements of Section 10(a) of the Securities Act.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents previously or concurrently filed by Continental Natural Gas, Inc. (the "Company" or the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) The Company's 424(b) Prospectus filed with the Commission pursuant to the Securities Act on August 4, 1997;

     (b) The Company's reports on Form 10-Q for the quarters ended June 30, 1997, and September 30, 1997, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Registration Statement (including Current Report on Form 8-K filed with the Commission on December 9, 1997);

     (d) The description of the common stock, par value $0.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 0-22867) filed with the Commission on July 22, 1997, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration

Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral requests of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Gerald R. Shrader, Assistant Secretary, Continental Natural Gas, Inc., 1437 S. Boulder, Suite 1250, Tulsa, Oklahoma 74119, telephone number (918) 582-4700.

All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.



Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

Legal:

     Gerald R. Shrader, the Registrant's Assistant Secretary and General Counsel, has given the legal opinion on the validity of the securities being registered herewith.

Independent Public Accountants:

     The consolidated balance sheets of Continental Natural Gas, Inc. as of December 31, 1996 and 1995, and the consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this registration statement, have been included herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting. With respect to the unaudited interim financial information for the periods ended March 31, 1997 and 1996, June
30, 1997 and 1996, and September 30, 1997 and 1996, incorporated by reference in this registration statement, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's Prospectus filed pursuant to Rule 424(b) for the quarter ended March 31, 1997, and their separate reports included in the Company's quarterly reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997, incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the


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

unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Section 7 and 11 of the Act.

Item 6.           Indemnification of Directors and Officer.

     As permitted by the Oklahoma General Corporation Act (the "Oklahoma Corporate Act"), the Company's Certificate of Incorporation eliminates the personal liability of a director to the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (i) any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemption pursuant to Section 1053 of the Oklahoma Corporate Act, or (iv) any transaction from which the director derived an improper personal benefit.

     Section 1031 of the Oklahoma Corporate Act permits an Oklahoma corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. An Oklahoma corporation may indemnify any persons who were or are parties, or are threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employees, or agent of such corporation, or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest except that no indemnification is permitted without judicial approval if the officer is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's Certificate of Incorporation and Bylaws provide for indemnification of directors and officers of the Company and persons who serve at the request of the Company as a director or officer of another corporation in which the Company owns stock for all liabilities, expenses (including attorneys' fees) and costs incurred in a legal proceeding in which he is a party by reason of his having been an officer or director. The Bylaws, however, exclude indemnification for matters in which the officer or director is adjudged to have been guilty of gross negligence or willful misconduct.

     These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 as amended (the
"Securities Act"). In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy and, therefore, unenforceable. Accordingly, these indemnification provisions may not limit the liability of directors and executive officers under the Securities Act.

     The Company currently carries insurance insuring the directors and officers of the Company against losses, which they or any of them shall become legally obligated to pay, for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any claim against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.


Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

REGULATION                                                                     REFERENCE TO PRIOR
FORM S-K                                                                   FILING OR EXHIBIT NUMBER
EXHIBIT NO.                                                                    ATTACHED HERETO
----------------------------------------------------------------------------------------------------
         4.1      Continental Natural Gas, Inc. 1997 Stock Plan        (incorporated by reference as
                                                                       Exhibit 10.4 to the Regi-
                                                                       strant's Registration State-
                                                                       ment on S-1 File No.
                                                                       333-25719))

         4.2      Amended and Restated Certificate of                  (incorporated by reference as
                  Incorporation of the Registrant                      Exhibit 3.1 to Registrant's
                                                                       Registration Statement on
                                                                       Form S-1 (File No.
                                                                       333-25719))

         4.3      Amended and Restated Bylaw of Registrant             (incorporated by reference to
                                                                       Exhibit 3.2 to Registrant's
                                                                       Registration Statement on
                                                                       Form S-1 (File No.
                                                                       333-25719))

         5         Opinion of Gerald R. Shrader                        Attached as Exhibit 5

        15         Letter Regarding Unaudited Interim                  Attached as Exhibit 15
                   Financial Information

       23.1        Consent of Gerald R. Shrader                        Attached as Exhibit 23.1

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

REGULATION                                                                     REFERENCE TO PRIOR
FORM S-K                                                                   FILING OR EXHIBIT NUMBER
EXHIBIT NO.                                                                    ATTACHED HERETO
----------------------------------------------------------------------------------------------------

       23.2        Consent of Coopers & Lybrand, L.L.P.,               Attached as Exhibit 23.2
                   Certified Public Accountant

       24          Power of Attorney                                   Contained on Signature Page

Item 9.            Undertakings.

         (a)       The undersigned Registrant hereby undertakes:

                    (1) To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

                    (2) That, for determining liability under the Securities Act of 1993, each such post-effective amendment shall be treated as a new registration statement of the securities offered therein, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof; and

                    (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense or any action, suit or proceeding) is asserted by such securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa, State of Oklahoma, on December 22, 1997.

                                                   CONTINENTAL NATURAL GAS, INC.


                                         By /s/ GARY C. ADAMS
                                            ------------------------------------
                                            Gary C. Adams, President



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary C. Adams and Garry D. Smith, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on December 22, 1997.

/s/ GARY C. ADAMS                                 /s/ WILLIAM W. PRITCHARD
-------------------------------------------       ------------------------------
Gary C. Adams, President and Director             William W. Pritchard, Director
(Principal Executive Officer)

/s/ SCOTT C. LONGMORE                             /s/ WILLIAM H. BAUCH
--------------------------------------------      ------------------------------
Scott C. Longmore                                 William H. Bauch, Director
Vice President and Director

/s/ TERRY K. SPENCER
--------------------------------------------
Terry K. Spencer, Vice President and
Director (Chief Operating Officer)

/s/ GARRY D. SMITH
--------------------------------------------
Garry D. Smith, Vice President
Treasurer, Secretary and Director
(Principal Financial and Accounting Officer)


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                                       EXHIBIT INDEX

REGULATION                                                        PAGE NUMBER IN
S-K EXHIBIT                                                       SEQUENTIALLY NUMBERED
  NUMBER                                                          REGISTRATION STATEMENT
----------------------------------------------------------------------------------------------------------

    4.1       Continental Natural Gas, Inc. 1997 Stock Plan       (incorporated by reference to
                                                                  Exhibit 10.4 to the Registrant's
                                                                  Registration Statement on S-1 File No.
                                                                  333-25719))

    4.2       Amended and Restated Certificate of                 (incorporated by reference to
              Incorporation of the Registrant                     Exhibit 3.1 to Registrant's
                                                                  Registration Statement on
                                                                  Form S-1 (File No. 333-25719))

    4.3       Amended and Restated Bylaw of Registrant            (incorporated by reference to
                                                                  Exhibit 3.2 to Registrant's
                                                                  Registration Statement on
                                                                  Form S-1 (File No. 333-25719))

      5       Opinion of Gerald R. Shrader                        Attached as Exhibit 5

   15         Letter Regarding Unaudited Interim                  Attached as Exhibit 15
              Financial Information

   23.1       Consent of Gerald R. Shrader                        Attached as Exhibit 23.1

   23.2       Consent of Coopers & Lybrand, L.L.P.,               Attached as Exhibit 23.2
              Certified Public Accountant

   24         Power of Attorney                                   Contained on Signature Page